                                                             SCHEDULE 14A
                                                            (RULE 14a-101)
                                                INFORMATION REQUIRED IN PROXY STATEMENT

                                                       SCHEDULE 14A INFORMATION

                                             Proxy Statement Pursuant to Section 14(a) of
                                                  the Securities Exchange Act of 1934
Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ]   Preliminary Proxy Statement
[  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]   Definitive Proxy Statement
[ X]   Definitive Additional Materials
[  ]   Soliciting Material Under Rule 14a-12

                                                        THE WALT DISNEY COMPANY
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                                           (Name of Registrant as Specified in its Charter)

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                                (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X]   No fee required.

[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       (4) Proposed maximum aggregate value of transaction:
       (5) Total fee paid:

[  ]   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
       (2) Form, Schedule or Registration Statement No.:
       (3) Filing Party:
       (4) Date Filed:

The following materials were mailed to shareholders of the Registrant beginning February 23, 2004.  The materials  may be deemed
"soliciting materials" within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the
Securities and Exchange Commission thereunder.

1.  A cover note on letterhead of The Walt Disney Company with the following text:

Dear Disney Shareholder:

We hope you are pleased with the strong recent results of your company and the outlook for our future. As you vote your proxy, send a strong signal that you are for continued improvement by voting FOR all directors standing for re-election.

Thank you,

The Walt Disney Company

2.  A brochure consisting of two pages, with the following text appearing on the outside:

The world's leading family entertainment company.

And the following text appearing on the inside:

And so much more . . .

THE WALT DISNEY COMPANY - The magic of Disney continues.   In movies, on television, in our parks and resorts, in publications, in music, on Broadway and online, your company continues its rich legacy of producing unparalleled family entertainment experiences by combining quality creative content and exceptional storytelling.

On the big screen, THE WALT DISNEY STUDIOS had a record-breaking year, powered by family-oriented blockbusters such as Pirates of the Caribbean and Finding Nemo.

On video and DVD, the Company continues to give families the opportunity to bring home the magic of Disney movies such as Lilo &
Stitch and The Lion King.

On the small screen, the DISNEY CHANNEL continues to be the prime-time channel of choice for children aged 6 to 11, offering hit shows with special appeal, such as Bear in the Big Blue House and That's So Raven.

And, of course, there is no sports network that can match the broad appeal of ESPN.

At our parks, in the last year alone, we delighted guests with exciting new attractions, such as MISSION: SPACE and Mickey's
PhilharMagic at Walt Disney World, and stage plays like Disney's Aladdin - A Musical Spectacular and Snow White - An Enchanting New
Musical at the Disneyland Resort.

And construction is well under way to bring the magic of our theme parks to China, with the development of Hong Kong Disneyland.

On the Internet, DISNEY ONLINE provides a world of fun for kids at Disney.com and a world of excitement for fans of all ages at
ESPN.com.

WALT DISNEY RECORDS was, this past year, Billboard's® leader in music for children.

DISNEY PUBLISHING brings Disney's most-loved characters to life in books, magazines and comics that are distributed throughout the world.

And on the stage, DISNEY THEATRICAL PRODUCTIONS continues to bring the magic of Disney to Broadway and the world, with critically acclaimed stage plays of Beauty and the Beast, Aida, The Lion King and  -- coming soon -- Mary Poppins.

This is your company!

The Walt Disney Company